EXHIBIT 23.3

CONSENT OF MARCUS PHILLIPS, INDEPENDENT AUDITOR

I hereby consent to the incorporation by reference in the Form 8-K/A of Authoriszor Inc., dated May 8, 2000, which is being incorporated by reference in this registration statement on Form S-3, of my reports on the accounts of WRDC Ltd. dated May 28, 1999 and April 28, 1998, accompanying the financial statements and schedules of WRDC Ltd., as included as part of the Form S-1 dated May 18, 2000.

Marcus Phillips

/s/ Marcus Phillips

Ilkley, England
February 16, 2001